                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) November 6, 1997


                                   ANTIVIRALS INC.
                                     ------------
                (Exact name of registrant as specified in its charter)


          Oregon                     0-22613                     93-0797222
 ------------------------    ------------------------       -------------------
 (State of incorporation)    (Commission file Number)          (IRS Employer
                                 Identification No.)


                  One S.W. Columbia, Suite 1105, Portland, OR  92258
                      -----------------------------------------


          Registrant's telephone number, including area code (503) 227-0554

Item 5.  Other Events

    AntiVirals, Inc. (the "Company") announced November 6, 1997 that it has signed a letter of intent to acquire ImmunoTherapy Corporation ("ITC"), a private company focused on the development of vaccine products for the treatment, prevention and control of cancer, for $24 million in stock and warrants.

    Seattle-based ITC has developed CTP-37-TM-, a novel synthetic cancer vaccine for the treatment of advanced colorectal, pancreatic, breast and prostate cancer. CTP-37 is being evaluated in Phase II multi-center clinical studies for colorectal cancer and for pancreatic cancer, and the company expects to begin Phase III for at least one cancer indication in early 1998. Phase II studies for the treatment of metastatic breast and prostate cancer also are planned for early 1998. To date, more than 125 cancer patients have been treated with CTP-37, which is protected by 9 issued and 10 pending U.S. patents.

    Evidence of CTP-37 clinical efficacy includes objective anti-tumor responses, stabilization of tumor growth and apparent survival benefits (colorectal and pancreatic cancers, Phase I and II studies). CTP-37 is an essentially non-toxic therapy with potential application in the treatment of a wide range of malignancies.

    Denis Burger, Ph.D., President and CEO of the Company, stated, "The ITC acquisition represents tremendous market opportunities for AntiVirals, and is an important step toward enhancing our product portfolio and focusing our development efforts. Specifically, CTP-37 for the treatment of colorectal cancer will become our lead vaccine product candidate. To date, more than $20 million has been invested in this vaccine which addresses the multi-billion dollar cancer market."

    Commenting on CTP-37, Philip C. Manhill, Ph.D. a clinical investigator who serves as Chairman, Cancer Committee, at the Dixie Regional Medical Center (St. George, Utah), stated, "In my experience, CTP-37 vaccine therapy has proven highly effective in a subset of patients with metastatic colorectal cancer. Not only has it proven effective, but it is well tolerated. Hopefully this will help pave the way for further vaccine development in multiple tumor types. I strongly believe that vaccine therapy will someday become the foundation of cancer therapy."

    Dr. Burger also noted that CTP-37's initial success has produced several near-term partnering opportunities for the continued development and commercialization of the vaccine, which AntiVirals intends to pursue.

    "Along with our two platform technologies, NEU-GENES-Registered Trademark-in antisense and CYTOPORTER-TM- in drug delivery, the addition of this vaccine technology significantly enhances our ability to develop novel therapeutics that address the multi-billion dollar cancer market," added Dr. Burger. "To better reflect the company's broad portfolio of technologies, we will be changing our corporate name to AVI BioPharma, upon the completion of this acquisition"

    Following the adoption of the new name, the company's common stock will continue to trade on the NASDAQ National Market System under the symbol AVII.
It is anticipated that the two companies will consolidate operations in Oregon. Jeffrey Lillard, Managing Director of ITC, will be appointed Vice President and serve on AVI BioPharma's Board of Directors. Gordon Duncan, Ph.D., an experienced FDA regulatory expert who has been a consultant to the Company for the past year, will join the Company as Vice President of Regulatory Affairs and Clinical Development and lead CTP-37 through Phase III clinical trials and FDA license applications.

    "With a novel approach to cancer management, ITC is contributing to the development of new therapeutic options for cancer therapy," stated Lillard. "Our vision for cancer therapy is that the disease can be successfully controlled by immunotherapy - just as heart disease and diabetes are controlled
- with the right combination of biologic and therapeutic regimens. I look forward to working closely with Dr. Duncan and AntiVirals' research and development team to continue pursuing this vision."

    CTP-37 is a synthetic peptide conjugate vaccine designed to elicit an anti-hCG (human chorionic gonadotropin) immune response that targets hCG-producing cancer cells. The hCG hormone is naturally produced during pregnancy and shields developing embryos from immune attack. It also is produced by a wide range of cancers, where it concentrates in the tumor cell membrane. The hormone is found in highest concentration among the most aggressive cancers (i.e., malignant and metastatic).

    The hCG hormone stimulates tumor cell growth while compromising immune responses that normally defend against cancer. This is analogous to the natural role of hCG during pregnancy, where it promotes fetal development and down-regulates the immune response against the fetus. These same properties are believed to render patients unresponsive to tumors, promote tumor vascularization and lead to aggressive tumor behavior.

    Closing of the transaction, which is expected to occur by the end of 1997, remains subject to the negotiation and execution of a definitive acquisition agreement between parties and approval by the board of directors of the Company and the board of directors and shareholders of ITC.

    AntiVirals Inc. (AVI BioPharma) is dedicated to the development and commercialization of products for the treatment and prevention of cancer and other life-threatening diseases. The Company has developed two platform technologies in antisense and drug delivery. Its patented class of NEU-GENES antisense compounds may be useful in the treatment of a wide range of human diseases, including cardiovascular disease and cancer. The first applications of the NEU-GENE technology are designed to treat both cancer and restenosis, a cardiovascular disease. The Company also has developed a drug delivery technology called CYTOPORTER, which may be useful with drugs approved by the FDA that have significant delivery problems, such as Paclitaxel (Taxol) for the treatment of cancer.
                                      #   #   #
"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE STATEMENTS THAT ARE NOT HISTORICAL FACTS CONTAINED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THE RESULTS OF RESEARCH AND DEVELOPMENT EFFORTS, THE RESULTS OF PRE-CLINICAL AND CLINICAL TESTING, THE EFFECT OF REGULATION BY THE FDA AND OTHER AGENCIES, THE IMPACT OF COMPETITIVE PRODUCTS, PRODUCT DEVELOPMENT, COMMERCIALIZATION AND TECHNOLOGICAL DIFFICULTIES, AND OTHER RISKS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.






SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ANTIVIRALS INC.
                                   --------------------------------------------
                                                       (Registrant)


Date:     November 6, 1997             By: /s/ Alan P. Timmins
     ----------------------        --------------------------------------------
                                   Alan P. Timmins
                                   Chief Operating Officer and
                                   Chief Financial Officer